UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2008 (May 15, 2008)

HOSPITALITY PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527 (Commission File Number)	04-3262075 (IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

At the Company’s annual shareholders’ meeting held on May 15, 2008, the shareholders elected Barry M. Portnoy as a Managing Trustee in Group I and John L. Harrington as an Independent Trustee in Group I, for an additional three year term of office until the Company’s annual shareholders’ meeting in 2011 and when his successor shall have been elected and qualified.  Frank J. Bailey, as an Independent Trustee in Group II, and Adam D. Portnoy, as a Managing Trustee in Group II, each with a term of office expiring in 2009, and William A. Lamkin, as an Independent Trustee in Group III with a term of office expiring in 2010 (and in each case until his successor shall have been elected and qualified) continue to serve as the Company’s other trustees.  On May 15, 2008, the Company issued a press release announcing the preliminary results of voting by its shareholders at the annual meeting.  A copy of that press release is attached hereto as Exhibit 99.1.

At the annual meeting of the Company’s board of trustees which followed the annual shareholders’ meeting, Mr. Bailey was elected as the Chair of the Company’s Audit Committee and Mr. Harrington was elected as Chair of the Compensation Committee.  No other changes were made in the membership of the Company’s three standing committees.

On May 15, 2008, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 15, 2008, the Company granted each of the Company’s trustees 1,000 common shares of beneficial interest, par value $0.01 per share, valued at $32.09, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Company hereby files the following exhibits:

10.1	Summary of Trustee Compensation

99.1	Press Release dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST By:/s/ Mark L. Kleifges
Mark L. Kleifges Treasurer and Chief Financial Officer

Dated: May 19, 2008